Exhibit 99.1

Deep Fission, Inc. Confidentially Submits Draft Registration Statement for Primary Offering

Berkeley, CA — April 22, 2026 — Deep Fission, Inc. (“Deep Fission” or the “Company”), an advanced nuclear energy company developing small modular pressurized water reactors installed one mile underground, announced that it has confidentially submitted a draft registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) relating to a proposed public offering by the Company of its common stock. The number of shares to be offered and the price range for the proposed offering have not yet been determined and the proposed offering will be subject to market and other conditions.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any offers to sell, solicitations or offers to buy, and sales of any securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). This announcement is being issued in accordance with Rule 135 under the Securities Act.

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